AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED

MARCH 26, 2021

Alfadan, Inc.

3350 SW 139 Ave.

Miramar, FL 33027

(786)280-1246

www.alfadan.com

UP TO 3,300,000 SHARES OF COMMON STOCK (1)

MINIMUM INVESTMENT: $500

SEE “SECURITIES BEING OFFERED” AT PAGE 25

1

	Price to Public		Underwriting Discounts and Commissions(3)	Proceeds to Issuer
Per share/unit	$2.00	(2)	$0.07	$1.93
StartEngine Investor Fee Per Share	$0.07		$--	$--
Price Per Share Plus Investor Fee	$2.07		$0.07	$1.93
Total Maximum(4)	$6,775,000.00		$175,000	$4,650,000.00

(1)

The Company is offering up to 2,500,000 shares of Common Stock, including up to 750,000 additional shares eligible to be issued as Bonus Shares (as defined in this offering circular), plus another 50,000 shares to be issued to StartEngine Primary as part of its commission, see “Plan of Distribution.” There is a minimum investment of $500.

(2)	Does not include effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see “Plan of Distribution.”

(3)

The Company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as an underwriter of this Offering as set forth in “Plan of Distribution” and its affiliate StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this Offering. The Company will pay a cash commission of 3.5% to StartEngine Primary on sales of the Common Stock, and the Company will issue shares of common stock to StartEngine Primary for up to 2% of the Common Stock sold through StartEngine Primary (excluding Bonus Shares). The Company will also pay a $15,000 advance fee for accountable out of pocket expenses actually anticipated to be incurred by StartEngine Primary. Any unused portion of this fee not actually incurred by StartEngine Primary will be returned to the Company. FINRA fees will be paid by the Company. This does not include processing fees paid directly to StartEngine Primary by investors. See “Plan of Distribution” on page 26 for details of compensation payable to third parties in connection with the Offering.

(4)

Investors will be required to pay directly to StartEngine Primary a processing fee equal to 3.5% of the investment amount at the time of the investors’ subscription, up to a maximum of $700 per investor. This fee will be refunded in the event the Company does not raise any funds in this Offering. See “Plan of Distribution” for additional discussion of this processing fee. Assuming the Offering is fully-subscribed and all investors invest $20,000 or less, investors would pay StartEngine Primary total processing fees of $175,000. This amount is included in the Total Maximum offering amount since it counts towards the rolling 12-month maximum offering amount that the Company is permitted to raise under Regulation A. However, it is not included in Proceeds to Issuer. This amount also includes the cash value of the Bonus Shares and shares to be issued to StartEngine Primary, however, the Company will not receive any consideration for the shares issued as Bonus Shares.

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The Company expects that the amount of other expenses of the Offering that it will pay will be approximately $205,200.00 not including commissions or state filing fees.

This Offering (the “Offering”) will terminate at the earlier of (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the United States Securities and Exchange Commission, or (3) the date at which the Offering is earlier terminated by the Company at its sole discretion.

The Company has engaged Prime Trust, LLC as agent to hold any funds that are tendered by investors. The Offering is being conducted on a best-efforts basis without any minimum target. There is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company.

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. Investors in this Offering will grant an irrevocable proxy, coupled with an interest, to the Company’s CEO to vote their shares on all matters put to a vote of the stockholders. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act of 1934 covering the Common Stock or eight years after the execution of the subscription agreement in connection with this Offering. See “Securities Being Offered.” There is a minimum investment of $500 to participate in this Offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 7.

Sales of these securities will commence on approximately [DATE].

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary -- Implications of Being an Emerging Growth Company.”

3

In this Offering Circular, the term “Alfadan,” “we,” “us,” “our,” or “the Company” refers to Alfadan, Inc. and our subsidiaries on a consolidated basis.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●

annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●

will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-goldenparachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

SUMMARY

Alfadan, Inc., (“Alfadan,” “we,” “us,” or the “Company”), a Florida corporation, has created a new revolutionary and proprietary engine design. The engine design is based on the inline four-cylinder engine (i4), which over time has proven to be a simple and robust engine platform. This outboard engine has 50% fewer moving parts, better efficiency and reliability, and a simple worldwide service network.

Alfadan will provide its customers with a series of marine specific engines ranging from 450 horsepower (HP) to 1,050 HP (each of which will use most of the same parts and internal components). These engines will allow any boat ranging from 35 to 75 feet in length to be powered with a simple twin or triple engine configuration.

The Offering

Securities offered

Maximum of 2,500,000 shares of Common Stock, plus an additional 750,000 shares of Common Stock may be offered as Bonus Shares. See “Plan of Distribution.” In addition, the Company may issue up to 50,000 shares of Common Stock to StartEngine Primary as compensation for its services.

Common Stock Outstanding Prior to the Offering as of February 11, 2021	16,298,206
Common Stock Outstanding after the Offering (assuming a fully-subscribed Offering)*	19,598,206 Shares**
Use of Proceeds	The net proceeds of this Offering will be used primarily for research & development and working capital. The details of our plans are set forth in our “Use of Proceeds” section.

*Assumes the Company raises the maximum amount in this Offering. **Includes 50,000 shares of Common Stock to be issued to StartEngine Primary LLC as part of its commissions for this Offering.

Selected Risks Associated with Our Business

•	Voting control is in the hands of our CEO, Director and Founder.
•	We are an early stage company and have not yet generated any revenue.
•	Our financial were prepared on a “going concern” basis.
•	We operate in a highly competitive market against businesses that are more established.
•	We may never have an operational product or service.
•	Developing new products and technologies entails significant risks and uncertainties.
•	Our new product could fail to achieve the sales projections we expected.

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•	Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.
•	We rely on third parties to provide services essential to the success of our business.
•	We depend on large industrial partners.
•	Our costs may grow more quickly than our revenues, harming our business and profitability.
•	We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.
•	Our ability to sell our product or services is dependent on US and international government regulations which can be subject to change at any time.
•	Alfadan is vulnerable to hackers and cyberattacks.
•	If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.
•	We may be subject to liability if we infringe upon the intellectual property rights of third parties.
•	Investors will have no ability to impact or otherwise influence corporate decisions of the Company.
•	We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors in this Offering.
•	We expect to raise additional capital through offerings of equity and convertible securities and to provide our employees with equity incentives. Therefore, your ownership interest in the Company is likely to continue to be diluted.
•	Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.
•	Any valuation at this stage is difficult to assess.
•	There is no minimum amount set as a condition to closing this Offering.
•	This Offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.
•	If Alfadan runs out of cash and is not able to successfully raise additional capital, it may need to liquidate the business.
•	Our management has discretion as to use of proceeds.
•	The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Florida, regardless of convenience or cost to you, the investor.
•	Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.
There is no current market for our Common Stock, so you may not be able to sell yours shares.

RISK FACTORS

The SEC requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business

Voting control is in the hands of our CEO, Director and Founder.

Voting control is concentrated in the hands of the Company’s CEO, Chairman of the Board and Founder, Alberto Francisco Araujo. Subject to any fiduciary duties owed to owners or investors under Florida law, our CEO may be able to exercise significant influence on matters requiring owner approval, including the election of directors, approval of significant company transactions, and will have unfettered control over the Company's management and policies. You may have interests and views that are different from our management. For example, management may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, our CEO could use his voting influence to maintain the Company's existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval. Additionally, investors who purchase their shares of Common Stock in this Offering will give Mr. Araujo an irrevocable proxy to vote their Common Stock. For details, please see “Securities Being Offered – Common Stock – Voting Rights – Proxy.”

7

We are an early stage company and have not yet generated any revenue.

Alfadan was formed on October 13, 2017. Accordingly, the Company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the Company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our director determines that we are financially able to do so. Alfadan has incurred net losses and has not generated any revenue since inception. There is no assurance that we will be profitable any time soon or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials were prepared on a “going concern” basis.

Our financial statements were prepared on a “going concern” basis. Certain matters, as described below and in Note 2 to the accompanying financial statements indicate there may be substantial doubt about the Company's ability to continue as a going concern. We have not generated profits since inception, and we have had a history of losses. We had a retained deficit of $865,633 and incurred a net loss of $872,836 for the fiscal year ending December 31, 2020. We had working capital of $193,671 as of December 31, 2020, due to an offering made in reliance on Regulation Crowdfunding during 2020. As discussed in greater detail in “Management’s Discussion and Analysis – Plan of Operations,” we will need to raise significant amounts of funds in order to develop, manufacture, market and distribute our engines. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the Company has not been able to accomplish to date, and/or to obtain additional capital financing.

We operate in a highly competitive market against businesses that are more established.

We expect competition to emerge both from existing and new companies. Our technology has patent-protected attributes which offer certain performance and economic benefits to customers based on what we currently know about the industry and competitors. Some of our competitors will have greater financial means and marketing/sales and human resources than we do. Some competitors may succeed in developing and marketing competing equivalent products earlier than us, or superior products than those developed by us. There can be no assurance that competitors will not render our technology or products obsolete or that the products developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that competition will continue and may intensify. Additionally, the outboard engine market is generally conservative, and Alfadan seeks to enter the market through partnerships with manufacturers and system integrators. There are significant barriers to entry for a new outboard engine to be introduced to the market, as it takes significant time, funding, and requires compliance with regulations and customer demands. Our strategy of focusing initially on higher horsepower engines is expected to reduce the size of the competitive market. However, as we will rely on partners that have the sales, distributions, manufacturing, and service capabilities that we can leverage, such an approach has a risk that partners may be conservative and unwilling to be an early adopter of a new technology.

We may never have an operational product or service.

It is possible that there may never be a commercially operational i4 engine or that the product may never be used to engage in commercial transactions. It is possible that the failure to release the product is the result of a change in business model due to the Company making a determination that the business model needs to be changed, or some other external factor not in the Company’s control. We cannot guarantee that any changes to our business model will be in the best interest of the Company and its stockholders/members/creditors.

Developing new products and technologies entails significant risks and uncertainties.

We are currently in the research and development stage and have only begun manufacturing a prototype for our i4 engine. Delays or cost overruns in the development of our i4 engine and failure of the products to meet our performance estimates may be caused by, among other things, unanticipated technological hurdles, difficulties in manufacturing, changes to design, and regulatory hurdles. Any of these events could materially and adversely affect our operating performance and results of operations.

8

Our new product could fail to achieve the sales projections we expected.

Our growth projections are based on the assumptions that our engine technology can be successfully industrialized, manufactured, sold and supported. We assume that we will be successful in developing partnerships that will financially support the development of engines for their application markets and industrialize, manufacture and support commercial engines on a contract manufacturing or license basis. It is possible that our engines will fail to gain market acceptance for any number of reasons. If the new products fail to achieve significant sales and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our Chief Executive Officer, Chairman of the Board and Founder, Alberto Francisco Araujo, and our Chief Financial Officer, Chief Operations Officer and President, Omar Jimenez. If one or more of our executive officers becomes unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Moreover, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

We rely on third parties to provide services essential to the success of our business.

We rely on third parties to provide a variety of essential business functions for us, including manufacturing, systems integration specialists and other partners we may rely on for commercializing our engine such as public relations and marketing, and distribution firms. There are many available providers of public relations, marketing and services which are used by many firms as a normal mode of operations and we do not expect any significant risks to the Company from either the availability or performance of such service providers. Quality and timeliness of machine shops and parts suppliers is critical to our ability to build prototypes for development, internal testing, and customers as well as low quantities of commercial products supplied directly by Alfadan to those customers. We have had a successful relationship with MAHLE Powertrain, LLC – our sole partner in developing and testing our prototype. A high-quality company like MAHLE Powertrain is crucial to the Company and were we to lose the relationship, it would likely take some time to replace it. For larger quantities of commercial products, our plan is to use manufacturing licensees and contract manufacturers with whom formal contracts have yet to be negotiated. For distribution of larger quantities of engines, we intend to use the manufacturing licensees, systems integrators, and OEMs. Discussions with some of those industry players are currently in the early stages. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other suppliers' operations could materially and adversely affect our business. As a result, your investment could be adversely impacted by our reliance on third parties and their performance.

We depend on large industrial partners.

The Company’s strategy is based on providing engineering services and technology licenses to established companies that can manufacture engines, integrate engines in systems that require engines, and distribute and support the engines and systems. We may not be able to consummate such strategic partnering agreements with supply chain and go-to-market partners, which could seriously limit or delay our revenue growth and profitability.

Our costs may grow more quickly than our revenues, harming our business and profitability.

Delivering Alfadan’s products is costly because of our research and development expenses and need for employees with specialized skills. We expect our expenses to continue to increase in the future as we continue to expand our product offerings and will need to hire additional employees. Our expenses or the time to market may be greater than we anticipate and our investments to make the business more efficient may not be successful. In addition, Alfadan may need to increase marketing, sales, and other operating expenses in order to grow and expand its operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

9

We are and may continue to be significantly impacted by the worldwide economic downturn due to the COVID-19 pandemic.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that the continued spread of COVID-19 could cause a further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Our ability to sell our product or services is dependent on US and international government regulations which can be subject to change at any time.

Our outboard engine will be subject to environmental (e.g., emissions) regulations issued and enforced by the US Environmental Protection Agency’s (EPA) and equivalent agencies in other countries. Due to its maritime use, our engines will be subject to additional performance, reliability, and safety certification requirements in order to be used in various types of vessels for recreational boating. Our ability to sell engines for maritime use is or may be dependent on government regulation, such as the State Department, the Department of Commerce and other relevant government laws and regulations, especially concerning exports of certain product which may have military applications, subject to International Traffic in Arms Regulation (ITAR). The laws and regulations concerning the selling and use of our engines may be subject to change and if they do then the selling of our engines may no longer be in the best interest of the Company. At such point the Company may no longer want to sell engines into selected markets and your investment in the Company may be negatively affected.

Risks Concerning Cybersecurity and Intellectual Property

Alfadan is vulnerable to hackers and cyberattacks.

At this time, we do not consider ourselves an internet-based company. However, much of our research and development work and related communications take place online and any significant disruption in our internet service, or that of our partners, could impact our ability to continue developing our engine and prototype. To the extent that our patents and other proprietary information, including trade secrets, are stored online, in the cloud or on our hard drives and servers, we may be vulnerable to hacking and theft of our intellectual property. Our limited financial resources at this time means that we may not be able to expand the types of services needed to protect against hacking or other disruption of our ability to continue our work online. The theft or loss of intellectual property, or the inability to continue working online, could have the material adverse effect of slowing or stopping development of our engine and prevent us from successfully completing the prototype. In that case, we would not have a product to manufacture and market and we would have to dissolve the Company.

If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.

Our success depends in large part on our patents, which are valuable assets that serve to differentiate us from our competitors. We cannot assure you that the steps taken by us to protect our proprietary rights will be adequate to prevent infringement of our trademarks and proprietary rights by others, including imitation and misappropriation of our brand. We cannot assure you that obstacles will not arise as we expand our product lines and geographic scope.

Moreover, patent, trademark and copyright litigation has become extremely expensive. Even if we believe that a competitor is infringing on one or more of our patents, we might choose not to file suit because we lack the cash to successfully prosecute a multi-year litigation with an uncertain outcome. We may also choose not to litigate because we believe that the cost of enforcing our patent(s) outweighs the value of winning the suit in light of the risks and consequences of losing it, or for some other reason. Choosing not to enforce our patent(s) could have adverse consequences for the Company, including undermining the credibility of our intellectual property, reducing our ability to enter into licensing agreements, and weakening our attempts to prevent competitors from entering the market. As a result, if we are unable to enforce our patents(s) because of the cost of enforcement, your investment in the Company could be significantly and adversely affected.

We may be subject to liability if we infringe upon the intellectual property rights of third parties.

We may be subject to liability if we infringe upon the intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. Such infringement claims could harm our brand image. In addition, any payments we are required to make, and any injunction with which we are required to comply as a result of such infringement actions could adversely affect our financial results.

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Risks Related to the Company’s Securities and this Offering

Investors will have no ability to impact or otherwise influence corporate decisions of the Company.

The subscription agreement that investors will execute in connection with this offering grants an irrevocable proxy to the Company’s CEO, Mr. Araujo, to vote their shares of Common Stock on all matters put to a vote of the stockholders. Furthermore, transferees of the investors party to the subscription agreement must agree to be bound by the terms of the proxy. The proxy will terminate upon earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock, or eight years after the execution of the subscription agreement in connection with this Offering. For more information, see “Securities Being Offered – Common Stock – Voting Rights; Proxy.”

We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors in this Offering.

Certain investors in this Offering are entitled to receive additional shares of Common Stock (effectively a discount) based on either their status (e.g., the investor is a current stockholder of the Company) or the amount invested. The number of Bonus Shares will be determined by the amount of money they invest in this Offering and will effectively act as a discount to the price at which the Company is offering its stock. For example, an investor who invests $5,000 in this Offering is eligible for 10% Bonus Shares. Accordingly, that investor would receive 2,500 shares of the Company’s Common Stock plus an additional 250 Bonus Shares, effectively purchasing 2,750 shares of Common Stock for the same price paid for 2,500 shares of Common Stock. For more details, including all of the Bonus Shares being offered, see “Plan of Distribution.” Consequently, the value of shares of investors who pay the full price or are entitled to a smaller amount of Bonus Shares in this Offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for their stake in the Company.

We expect to raise additional capital through offerings of equity and convertible securities and to provide our employees with equity incentives. Therefore, your ownership interest in the Company is likely to continue to be diluted.

Our current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources that may be dilutive to existing stockholders. The Company may offer additional shares of its Common Stock and/or other classes of equity or debt that convert into shares of Common Stock, any of which offerings would dilute the ownership percentage of investors in this Offering. Also, we may in the future adopt an employee equity incentive plan, which may also cause dilution to your investment. See “Dilution.”

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy and would be in addition to the StartEngine Primary processing fee. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g., minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Any valuation at this stage is difficult to assess.

The valuation for the Offering was established by the Company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

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There is no minimum amount set as a condition to closing this Offering.

Because this is a “best efforts” offering with no minimum, we will have access to any funds tendered. This might mean that any investment made could be the only investment in this Offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

This Offering involves “rolling closings,” which may mean that earlier investors may not have the benefit of information that later investors have.

The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Once an investor submits a subscription agreement on the StartEngine portal and the Escrow Agent receives the investor's funds into the escrow account, the Escrow Agent will perform AML and KYC checks to verify the identity and status of the investor. Once the checks performed by the Escrow Agent are completed, the investor receives an email regarding the progress of the investment and the funds are available to be disbursed to the Company at a closing. When the Company seeks to hold a closing and receive a distribution of funds, it will submit a request for a disbursement of funds through the StartEngine issuer dashboard. StartEngine will review the disbursement request to verify there are funds disbursable and that the banking information provided by the Company is accurate. If approved, StartEngine will accept the disbursement request and will notify the Escrow Agent to disburse funds from the escrow account to the Company's provided bank account. As soon as the funds move from the escrow account to the Company’s bank account, the investors who were a part of the closing will receive a final confirmation email from StartEngine regarding the status of their investment, together with a fully executed subscription agreement. Investors whose subscription agreement contains errors or missing information, or whose AML and KYC checks have not yet been completed, will not be part of that particular closing. Once any issues related to the investor’s subscription agreement or AML and KYC checks have been resolved, they will be included in the next closing. For more details, see “Plan of Distribution – Subscription Procedures.” Throughout this process, we may file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our shareholders and will have no such right.

If Alfadan runs out of cash and is not able to successfully raise additional capital, it may need to liquidate the business.

There is no assurance that a purchaser will realize a return on its investment or that it will not lose its entire investment. We are dependent on our ability to raise additional funds until we generate sufficient revenue to cover our operating costs and other working capital needs. If we are unable to raise enough capital we may not be able to complete the prototype engine. Even if we complete our prototype engine, we may still not generate enough revenue to commence manufacturing and marketing our engines without seeking additional financing. If we run out of cash and financing options, we may need to liquidate the Company. For this reason, each purchaser should read this Offering Circular and all Exhibits carefully and should consult with its own attorney and business advisor prior to making any investment decision.

Our management has discretion as to use of proceeds.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the Common Stock hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Florida, regardless of convenience or cost to you, the investor.

In order to invest in this Offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Florida, which governs the agreement, by a federal or state court in the State of Florida. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

There is no current market for our Common Stock, so you may not be able to sell yours shares.

There is no formal marketplace for the resale of the Company’s Common Stock and the Company currently has no plans to list any of its shares on any over-the-counter (OTC), or similar, exchange. These securities are illiquid and there will not be an official current price for them, as there would be if the Company were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Since the Company has not established a trading forum for the Common Stock, there will be no easy way to know what the Common Stock is “worth” at any time. Moreover, the Company may never undergo а liquidity event such as а sale of the Company or an IPO. If such a liquidity event does not occur, investor could be left holding their shares until the Company runs out of capital and liquidates.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

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The following table demonstrates the price that new investors are paying for their shares with the effective cash price paid by existing stockholders. This method gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

Since its inception October 13, 2017, the officers, directors and affiliated persons of the Company have paid an aggregate average price of $0.000 per share of Common Stock in comparison to the offering price of $2.00 per share of Common Stock in this Offering.

Class of Security	Date Issued	Number of Shares Issued	Potential Shares (# of shares upon conversion or exercise)	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Stock (1)	2020	15,129,851	--	15,129,851	$0.00
Common Stock (2)	2020	1,145,446	--	1,145,446	$0.934
StartEngine CF Commission	2020	22,909			$0.00
Total Common Share Equivalents		16,298,206	--	16,298,206	$0.07

Investors in this offering, assuming $5,000,000 raised (3)	2021	--	2,500,000	2,500,000	$2.00

Total after inclusion of this offering		16,298,206	2,500,000	18,798,206	$0.32

(1)Includes shares issued to the Company’s founders in exchange for the assignment of intellectual property rights.

(2)Includes shares issued pursuant to the Company’s offering under Regulation Crowdfunding, excluding shares issued as compensation to StartEngine Capital, LLC.

(3) Does not include shares issuable to StartEngine Primary, LLC as consideration for this offering, as well as Bonus Shares, as the final number of Bonus Shares to be issued is not known.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares in the future. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g., convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

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The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2019 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●

In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●

In June 2020 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

USE OF PROCEEDS

The net proceeds of a fully-subscribed Offering to the issuer, after total offering expenses, and commissions will be approximately $4,444,800 after deducting estimated offering expenses of approximately $555,200, including approximately $100,000 in marketing expenses which amount may vary depending upon the success of the Offering.

The following table breaks down the use of proceeds into different categories under various funding scenarios as follows:

	25% of Maximum Offering Amount	50% of Maximum Offering Amount	75% of Maximum Offering Amount	Maximum Offering Amount
Gross Proceeds to the Company (1)	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Estimated offering fees and expenses	$302,700	$390,200	$477,700	$565,200
Net Proceeds	$947,300	$2,109,800	$3,272,300	$4,434,800
R&D	$947,300	$2,109,800	$2,672,300	$3,834,800
Working Capital	$0	$0	$600,000	$600,000

(1)Does not reflect processing fees.

Because the Offering is a “best efforts” offering, we may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering. In this event, the use of proceeds will be adjusted by management based on the amount raised

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THE COMPANY’S BUSINESS

Alfadan, Inc., a corporation formed under the laws of the State of Florida on October 13, 2017, plans to bring to the market the first high displacement inline four-cylinder engine (“i4”) based on a patented design. The Company, founded and operated by Alberto Francisco Araujo, Founder, CEO and Director, and Omar Jimenez, CFO, COO and President, expects to continue developing the i4 engine as an outboard motor for marine use. The Company’s plans include expanding the i4 engine to provide a series of marine outboard engines ranging from 450 horsepower (HP) to 1,050 HP. Our i4 engine remains in development at this time and management anticipates teaming up with elite manufacturers to produce and assemble the outboard engines for marketing and sale.

Principal Products and Services

The i4 engine, the Company’s base product, was engineered by Mr. Araujo, our Founder, CEO and Director, to resolve a design flaw historically associated with previous models of i4 engines. Mr. Araujo developed a design that solves the problem of secondary imbalance caused by the speed variation of the piston as it reaches the top of the cylinder versus the bottom of the cylinder. Because the piston moves slightly faster at the top, and slightly slower at the bottom, the resulting in an imbalance due to the difference in inertia. The Company holds the patents related to the re-design of the i4 drive train.

Our outboard motor incorporates the redesigned i4 drive train into its engine resulting in a product having 50% less moving parts, better efficiency and reliability. We believe our outboard motor design will allow any boat ranging from 35 to 75 feet in length to be powered with a simple twin or triple engine concept instead of the four to six engine concepts currently in use.

The research and development of our i4 engine has been over the course of the last three years and will continue for approximately 24 months. To date our funding has come from a $224,249 grant by the National Science Foundation, which has been spent on the development of our proof of concept. We also were able to fund our research and development with the proceeds from an offering of our Common Stock pursuant to the exemption Regulation Crowdfunding in 2020. We raised $959,539 after deducting expenses for the offering, which was used for research & development costs of $423,348, and general & administrative expenses and salaries for a combined expense of $451,488. As discussed below, we will require a significant amount of funding to build our prototype engine, manufacture the final design and then bring the completed package to market.

Current Stage and Roadmap

We have completed the proof of concept and are in the process of beginning to create the first six engine prototypes. Management plans to use the proceeds from this Offering to build the first prototype engine, which will be the flagship AD650 engine (the “654 engine”). Management does not intend for the Company to become an engine manufacturing company. The Company has a contract with MAHLE Power Train (“MAHLE”), called the Master Services Agreement (the “MSA”) and a Statement of Work (“SOW”), for designing, building, and testing the engine powerhead along with all of the engine-related systems and components. These agreements have a term of three years and will expire April 27, 2023. Pursuant to the MSA, MAHLE will complete four phases of R&D and prototype development of our 654 engine to be completed within 30 months of August 2020 or by February 2023. The 654 engine will serve as the primary design platform for the next four engine prototypes – the 850 HP, 1050 HP, the 450 HP and the 550 HP.

The initial development of a production ready model of our engine will take place over four phases.

•	Phase 1 “Risk Mitigation” involves literature research, performance simulation, piston design P4 structural design, P4 bearing design and rig testing;

o	We estimate it take approximately 270 days for Phase 1 to be completed by May 2021.

•	Phase 2 “Single Cylinder” involves designing a single cylinder component, and then procurement, build and development;

o	We estimate that Phase 2 will take approximately 270 days for completion by February 2022.

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•	Phase 3 “Multi-Cylinder Design” is estimated to commence February 2022 and expected to be completed on or around September 2022.

•	Phase 4 “Multi-Cylinder Procurement, Build and Development” is estimated to commence September 2022 and to be completed on or around February 2023.

We also have an informal relationship with ZF Marine Propulsion Systems Miramar, LLC, for the development of our i4’s transmission, mid-section, lower unit and all the helm controls required to operate the outboard unit. As our i4 model is developed, management expects to engage other companies with which we have informal relationships for the purpose of bringing our outboard engine to market.

We intend to introduce our 650 HP engine to the market around February 2023. By Q4 of 2023 we anticipate rolling out our 850 HP outboard engine, and then 1050 HP outboard engine in Q4 of 2024. By Q3 of 2025, we expect to introduce the 550 HP engine and the 450 HP engine. We plan to fund our future assembly facility through future financings, which may include offerings of securities or debt financing.

Future Services

In addition to the quality and power of our outboard engine, we plan to compete on the basis of service using our worldwide service concept. As envisioned by management, our worldwide service concept would involve developing a streamlined service model that will provide customers with easy access to parts for repair and maintenance. According to our plan, the parts that comprise the Company’s 650 HP engine will also be the same parts in our other models (the 450 HP, the 550 HP, the 850 HP and the 1050 HP). By building our engines with interchangeable components we expect to streamline our inventory while also recognizing the benefits of economy of scales when purchasing parts from original equipment manufacturer (“OEM”) suppliers. Under this same worldwide service concept, management also plans to provide our customers with a waterproof parts kit that includes all parts required to perform any field service repair, including sensors, filters, water pumps, starter, and ignition components. It is our expectation that the parts kit would allow our customers to have replacement parts available on their boat, anywhere in the world regardless of their location. As part of that part kit, we intend to place videos on our website and YouTube to provide service instruction. We plan to also link these service instruction videos to online sales platforms, such as Amazon.com, for parts delivery anywhere in the world.

Market

We anticipate our target market will be people who are recreational boaters. We expect our target market to purchase our high-performance engines for a number of reasons, including performance, reputation, reliability and service. We also intend market our engines to boaters who are style conscious and willing to purchase an outboard engine in part to make a statement regarding their status and ability to afford a high-performance engine. In this regard, we anticipate that this target demographic will be most interested in our outboard motors having higher horsepower. We plan to reach this demographic by creating brand awareness and presenting our outboard engine lines at boat shows, social media advertising, industry magazines and, eventually, television ads on select luxury and boating venues.

Competition

Our outboard engines will compete directly with several other branded high-performance marine outboard engines. Some of these competitors, being larger and more established, currently dominate the outboard engine market and have both strong manufacturing and distribution skills. Management believes that there is space in this market for Alfadan’s outboard engine because of its patented design, which provides more power and greater fuel efficiency at lower operating costs and pricing than our competitors. We also believe that introducing our higher powered outboard motors first will enable us to establish a toehold in a market that has fewer competitors. By first establishing our brand and reputation in this more narrow market, we expect to then be able to compete in the more highly competitive market for engines having less horsepower.

Employees

The Company currently employs 2 full-time and no part-time employees.

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Seasonality

We are subject to the seasonal trends that are common to recreational boating markets. However, seasonality is more attributable to geography than the actual seasons. In those parts of the world where it is very cold and surface water freezes during their respective late falls / winters, then boating in those areas are not as prevalent during those seasons. However, in Caribbean and tropical areas, seasonality is not an issue.

Intellectual Property

The Company owns two patents and has one trademark pending. We intend to defend our intellectual property, but doing so may divert resources away from the Company’s business plans and distract management from our primary mission of building the Company and establishing a market for our outboard engines.

Litigation

Alfadan is not currently involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

The Company’s Property

The Company does not currently have any property or offices.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this Offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Alfadan, Inc., incorporated in the State of Florida on October 13, 2017, has designed a revolutionary four piston high performance outboard engine that provides greater horsepower with less weight and displacement.

The Company is a startup and has not generated revenue to date. Consequently, we have incurred losses from operations and have had negative cash flows. The Company’s current operating plan indicates that it will continue to incur losses from operations an generate negative cash flows from operating activities due to ongoing expenditures related to the completion of the development of its four piston high performance outboard engine.

Our ability to continue as a going concern is dependent on the Company’s ability to grow its revenue and generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises the risk that the Company may not continue as a going concern.

These factors raise substantial doubt about our ability to continue as a going concern. We are dependent on additional capital resources for our planned principal operations and are subject to significant risks and uncertainties, including failing to secure funding to operationalize our planned operations or failing to profitably operate the business.

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Results of Operations

Fiscal Year ended December 31, 2020 and December 31, 2019

Our activities since inception have consisted of formation, research and develop of technology related to our i4 outboard engine, and preparations to raise capital. Our net loss for the fiscal year ended December 31, 2020 (FYE 2020) was $872,836 compared to a net loss of $25,346 for fiscal year end December 31, 2019 (FYE 2019). In 2019, we received $25,000 in the form of a second grant from the National Science Foundation (“NSF”) for the purpose of developing a free piston engine. Our initial grant of $199,249 was received in 2018 and both grants have been used to fund the development of our i4 free piston engine design. During FYE 2019, our research and development expenses were $4,237 because the Company was operating with limited funds. However, we were able to increase our funding of research and development in 2020 to $423,348 because of the success of the Regulation Crowdfunding. The lack of funds in 2019 did not hinder or delay the development of the i4 engine as work progressed with an eye towards success in raising the required funds.

Between May 5, 2020, and November 5, 2020, the Company raised an additional $1,069,931, less $110,392 in offering expenses, through an offering under Regulation Crowdfunding. Those funds are currently being used to develop the prototype of our basic i4 engine. We will need substantial capital in order to complete development of the prototype ready for production. As we prepare our basic prototype and then commence production, we anticipate that our operating expense will continue to rise. See below, “Plan of Operations,” for a more detailed discussion regarding our plans and the related costs.

Liquidity and Capital Resources

The Company has used all of the funds it received as a grant from the NSF. As of FYE 2019, we have $611 in cash and cash equivalents. As discussed above, during 2020 the Company raised $1,069,931, less $110,392 in offering expenses, pursuant to an offering of its Common Stock in reliance on Regulation Crowdfunding. The net proceeds from this offering, $959,539, have been used to fund working capital and research and development with MAHLE Powertrain.

Between March 1, 2020, and February 2, 2021, the Company has paid MAHLE Powertrain $430,350 for engineering costs related to the development of our outboard engine. As of December 31, 2020, of the net proceeds of approximately $959,539 received from the Regulation Crowdfunding raise, $423,348 were used for research and development, $293,543 were used for salaries and wages and $157,945 were used for general and administrative expenses.

Sources of Liquidity

In this current offering, we anticipate raising funds for Phase 1 of the work to be performed by MAHLE Powertrain, LLC, pursuant to our Master Services Agreement (“MSA”) and Statement of Work (“SOW”), both of which are dated April 27, 2020, and filed as exhibits to the Offering Statement of which this Offering Circular forms a part. Depending on the amount raised in this current Offering, we will use these funds to complete Phase 1 of our engine’s development. If we raise the maximum amount of $5,000,000, less offering expenses, for an estimated total of $4,434,800, we would have funds sufficient to cover approximately $600,000 of working capital and approximately $3,384,800 of research and development expenses associated with the first three stages of development of our engine pursuant to the MSA and SOW. For more details see “Plan of Operations,” below or “The Company’s Business – Current Stage and Roadmap,” above.

The Company’s current strategic initiatives require substantial capital. We may seek to raise any necessary additional funds through equity or debt financings or other sources which may be dilutive to existing stockholders. If we are unable to secure financing on commercially reasonable terms, if at all, our business, financial position, results of operations and cash flows may be materially and adversely affected.

Plan of Operations

We have completed the proof of concept and have commenced the development of the Company’s base model engine pursuant to the MSA and SOW with MAHLE Powertrain. These agreements have a term of three years and will expire April 27, 2023. The initial development of a production ready model of our engine will take place over four phases.

•	Phase 1 “Risk Mitigation” is estimated to cost a total of $968,771 to complete;

o	Work includes literature research, performance simulation, piston design P4 structural design, P4 bearing design and rig testing;

o	We estimate it take approximately 270 days for Phase 1 to be completed.

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•	Phase 2 “Single Cylinder” is estimated to cost a total of $1,836,698 to complete;

o	Work includes designing a single cylinder component, and then procurement, build and development;

o	We estimate that Phase 2 will take approximately 270 days after Phase 1 for completion.

•	Phase 3 “Multi-Cylinder Design” is estimated to cost $1,485,741 to complete.

•	Phase 4 “Multi-Cylinder Procurement, Build and Development” is estimated to cost $2, 208,293.

In all, we anticipate needing a total amount of $6,499,503 to complete all four phases of development of the prototype engine in preparation for production by the termination of the MSA and SOW on April 27, 2023. We would need to raise these funds through sales of securities, equity or debt, including the possibility of both public and private offerings. Moreover, under the terms of the SOW, payment is due on a milestone basis, with a partial payment in advance of the work amounting to 75% of the milestone price. Failure to raise sufficient funds to cover the initial 75% payment for each phase, or complete payment of the last 25% due upon completion of the phase, may delay the development of our engine and our ability to begin production and marketing.

We anticipate needing additional funds beyond those detailed above for the purpose of beginning production and marketing of our i4 outboard engines. We intend to introduce our 650 HP engine to the market around February 2023. By close of 2023 we anticipate rolling out our 850 HP outboard engine, and then 1050 HP outboard engine in Q4 of 2024. By Q3 of 2025, we expect to introduce the 550 HP engine and the 450 HP engine. As discussed in “The Company’s Business,” we do not plan to become a manufacturing company and will find other companies to partner with for the production of our engines. In that regard, we currently have an informal relationship with ZF Marine Propulsion Systems, LLC, for the development of our i4’s transmission, mid-section, lower unit and all the helm controls required to operate the outboard unit. As our i4 model is developed, management expects to engage other companies with which we have informal relationships for the purpose of bringing our outboard engine to market. These new partnerships for development, manufacturing and marketing Alfadan’s engines will require substantial capital. We estimate a quarterly cash requirement of approximately $1,300,000, exclusive of capital expenditures, for research and development and manufacture of inventory through Q3 of 2022.

We will need to raise substantial additional capital to support the operation and ensure market penetration of our outboard engines, including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support operations. We estimate that we will need several millions of dollars to accomplish our goals. We plan to fund our future assembly facility through future financings, which may include offerings of securities or debt financing.

We continually evaluate our plan of operations to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations and development of our prototype and then production and marketing of our i4 engines. Our failure to obtain additional capital to finance our working capital needs on acceptable terms will negatively impact our business, financial condition and liquidity.

These circumstances raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Trend Information

The trend from boat manufacturers is to build longer and wider boats which will require engines with greater HP. If larger outboard engine manufacturers begin to focus on designing greater HP engines, this could materially affect our first to market product line of greater HP engines.

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Also, there have been several unsuccessful attempts to develop electrical outboard engines but, the battery technology has been difficult to compress to the boat size restrictions and when the batteries are adapted to the boat size, there is insufficient HP to move a boat.

Lastly, the COVID pandemic, if not properly managed, will have an impact on Resellers since customers will be less willing to visit stores for fear of infection. Also, the pandemic has caused the cancellation of boat shows and trade events; if the COVID pandemic continues, and events continue to be cancelled, it could have a material effect on the primary source of brand awareness for our engines and hence our marketing efforts.

Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s officers, directors and significant employees are as follows:

Name	Position	Age	Term of Office
Executive Officers:
Alberto Francisco Araujo	CEO	58	Since October 13, 2017
Omar Jimenez	CFO, COO and President	59	Since February 1, 2020
Directors:
Alberto Francisco Araujo	Chairman of the Board	58	Since October 13, 2017

Alberto Francisco Araujo, CEO and Chairman of the Board

Alberto Francisco Araujo founded Alfadan, Inc. in October 2017. Mr. Araujo is President of Amtech Industries, a company that manufactures and sells natural stone products which was founded in 1989. Between 1993 and 2002, he also served as Vice President of R.A. Microjets, a company designing turbine engines. While there, Mr. Araujo headed R&D for the first miniature gas turbines used in military vehicles and oversaw all design and manufacturing efforts. Earlier in his career, Mr. Araujo was a maintenance manager for Eastern Airlines, where he oversaw standardized checks on commercial aircraft. He also founded a company specializing in non-destructive testing of commercial aircraft engines. Mr. Araujo is an FAA certified aircraft turbine engine mechanic and earned an Associate degree in Aviation Maintenance Technology from Embry Riddle Aeronautical University.

Omar Jimenez, CFO, COO and President

For the five years prior to joining Alfadan, Inc., Omar Jimenez was CFO, COO and a member of the Board of Directors of Monaker Group, Inc. (NASDAQ: MKGI), which is a technology-driven company with two distribution models; a B2C and a B2B platform which offer a comprehensive global offering of products. When Mr. Jimenez joined Monaker it was listed on OTCQ, and he completed the IPO that uplisted Monaker from OTCQ to NASDAQ, including the preparation and filing of the company’s Form S-1. Mr. Jimenez also coordinated and reviewed all of the company’s filings with the Securities and Exchange Commission. In this role, he was responsible for the financial operations of the organization including monthly, quarterly and annual financial statements, and the preparation of ad-hoc reports for Board members (including forecasts, budgets and analysis). He also had supervisory responsibilities with respect to the company’s vice presidents and directors in operations, sales, technology, accounting and human resources as well as the development and marketing of website portals, mobile applications, social media and planning tools. Mr. Jimenez also ensured the company’s compliance with European General Data Protection Regulation (GDPR) and California Consumer Privacy Act (CCPA).

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2020, the Company had two executive officers and directors who were compensated as follows:

Name	Capacities in which compensation was received	Cash compensation ($)		Other compensation ($)		Total compensation ($) (1)
Alberto Francisco Araujo	CEO	$108,582	(2)	$19,661	(3)	$138,433
Omar Jimenez	CFO, COO and President	$65,000	(4)	$100,000	(5)	$165,000

(1) This table does not reflect grants of Common Stock made to Messrs. Araujo and Jimenez as founders’ shares on April 21, 2020, when the Company’s amended articles of incorporation were filed authorizing additional shares of Common Stock. At that time, Mr. Araujo received a grant of 10,000,000 shares of the Company’s Common Stock. Mr. Jimenez received 5,000,000 shares of the Company’s Common Stock. For additional information, see “Security Ownership of Management,” and Note 7 to the Company’s financial statements accompanying this Offering Statement of which this Offering Circular forms a part.

(2) Mr. Araujo’s cash compensation consisted of $80,238 consulting fee and $28,244 personal expenses.

(3) Mr. Araujo received 29,851 shares of the Company’s Common Stock in exchange for assigning his patents to Alfadan, Inc., effective April 21, 2020. The patent assignment was capitalized at $10,220 and the remaining $19,661 was recognized as compensation expense to Mr. Araujo.

(4) Mr. Jimenez received $65,000 consulting fees in fiscal year 2020.

(5) Mr. Jimenez was awarded 100,000 shares of the Company’s Common Stock on July 31, 2020, as compensation.

For the fiscal year ended December 31, 2020, the Company had only one director, Mr. Araujo, who did not receive any compensation for his board service.

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Messrs. Araujo and Jimenez have an informal commitment from the Company to pay them three to six months’ severance in the event of termination or death. See also Note 6, “Commitments and Contingencies,” to the Company’s financial statements.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table displays, as of February 11, 2021, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our capital stock, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 10% of any class of our capital stock:

Title of class	Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Alberto Francisco Araujo	10,029,851		61.54%
	Omar Jimenez	5,100,000		31.29%
Common Stock	All executive officers and directors as a group (2 people in this group)	15,129,851	0	92.83%

(1)	The address for all beneficial owners is 3350 SW 139 Ave., Miramar, Florida 33027.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Alfadan paid $80,238 and $17,600 in consulting fees to a company controlled by Mr. Araujo, Alfadan’s CEO, for services provided to Alfadan for the years ended December 31, 2020 and 2019, respectively. Alfadan also paid certain expenses incurred by its CEO in the amount of $28,244 and $21,140 for the years ended December 31, 2020 and 2019, respectively.

For the year ended December 31, 2020, Alfadan paid $65,000 in consulting fees to a company controlled by Mr. Jimenez, Alfadan’s CFO / COO, for services rendered to Alfadan. Mr. Jimenez also received 100,000 shares of the Company’s Common Stock on July 31, 2020, as compensation in the amount of $100,000.

Each of the above stated costs has been included in the Company’s operating expenses in the statements of operations.

On April 21, 2020, Alfadan’s CEO assigned patents to Alfadan and received 29,851 shares of the Company’s Common Stock. For more details, see above “Compensation of Directors and Executive Officers.”

Alfadan paid a company, owned by a relative of our CEO, $12,300 for website design and development services provided during the year ended December 31, 2020. This cost has been included in the website development costs on the Company’s balance sheet covering that period.

SECURITIES BEING OFFERED

General

The Company is offering up to 2,500,000 shares of Common Stock at a price of $2.00 per share, plus up to an additional 750,000 Bonus Shares, and up to 50,00 shares of Common Stock issuable to StartEngine Primary as part of their commission. See “Plan of Distribution.” The following description summarizes important terms of the Company’s Common Stock. This summary does not purport to be complete and is qualified in its entirety by the amended and restated Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s Common Stock, you should refer to the amended and restated Articles of Incorporation, the Bylaws, the Subscription Agreement, and applicable provisions of the Florida Business Corporation Act.

As of the date of this Offering Circular, the authorized capital is comprised of 500,000,000 shares of Common Stock, par value $0.001 per share. The rights and preferences of the Company’s Common Stock are described below.

Common Stock

For a complete description of the Company’s Common Stock, you should refer to the amended and restated Articles of Incorporation, the Bylaws, the Subscription Agreement, and applicable provisions of the Florida Business Corporation Act.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this Offering or in the foreseeable future.

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Voting Rights and Proxy

Common stockholders are entitled to one vote for each share of Common Stock held at all meetings of stockholders. Common Stockholders will not be entitled to cumulative voting as our bylaws require directors to be elected by a plurality of the votes cast in an election at a meeting at which a quorum is present. The subscription agreement that investors will execute in connection with this Offering grants an irrevocable proxy, coupled with an interest, to the Company’s CEO to (i) vote all securities held of record by the investor (including any shares of the Company’s capital stock that the investor may acquire in the future), (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the CEO determines is necessary or appropriate at the CEO’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investor becomes party to the subscription agreement and must agree to be bound by the terms of the proxy. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock, or eight years after the execution of the subscription agreement in connection with this offering. The full subscription agreement appears as Exhibit 4 to the Offering Statement of which this Offering Circular forms a part.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

The rights, preferences and privileges of the holders of the Company’s Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock and any additional classes of preferred stock that we may designate in the future.

PLAN OF DISTRIBUTION

The Company is offering up to 3,300,000 shares of Common Stock on a best efforts basis as described in this Offering Circular. The 3,300,000 shares is composed of 2,500,000 offered to investors for cash, 750,000 in Bonus Shares for which the Company will receive no additional consideration, and 50,000 as compensation to StartEngine Primary LLC (“StartEngine Primary”). The minimum individual investment in this offering is $500. The Company has engaged StartEngine Primary as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best efforts basis. As such, StartEngine Primary is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

Commissions and Discounts

The following table shows the total discounts and commissions payable to StartEngine Primary in connection with this Offering by the Company:

	Per Share	Total
Public offering price	$2.00	$5,000,000
Placement Agent commissions	$0.07	$175,000
StartEngine Processing Fee*	$0.07	$175,000
Proceeds, before expenses	$2.14	$4,650,000

*paid directly by investor.

The Company will also be required to issue to StartEngine Primary of shares of our Common Stock equal to 2% of the gross proceeds raised through StartEngine Primary, divided by $2.00 per share, rounded to the nearest whole share. If we raise the maximum amount in this Offering, we would issue 50,000 shares of the Company’s Common Stock to StartEngine Primary.

The Common Stock issued to StartEngine Primary as part of its commission may not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of qualification or commencement of sales of the Offering pursuant to which the Common Stock was issued, except as provided in FINRA Rule 5110(e)(2). StartEngine Primary also has a piggyback registration right with respect to any shares it receives for up to seven years after the date on which this Offering is qualified.

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Other Terms

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

•	design, build, and create the Company’s campaign page,

•	provide the Company with a dedicated account manager and marketing consulting services,

•	provide a standard purchase agreement to execute between the Company and investors, which may be used at Company’s option and

•	coordinate money transfers to the Company.

In addition to the commission described above, the Company will also pay $15,000 to StartEngine Primary for out of pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with regulators and conducting a compliance review of the Company’s Offering. Any portion of this amount not expended and accounted for will be returned to the Company. Assuming the full amount of the Offering is raised, we estimate that the total fees and expenses of the Offering payable by the Company to StartEngine Primary will be approximately $365,000.

StartEngine Primary will charge you a non-refundable processing fee equal to 3.5% of the amount you invest at the time you subscribe for our securities, equivalent to $0.07 per share. In the event an investor invests in excess of $20,000, the investor fee shall be limited to $700 and the Company shall pay the 3.5% additional commission with respect to any amount in excess of $20,000. This fee will be refunded in the event the Company does not raise any funds in this Offering.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine Crowdfunding”), an affiliate of StartEngine Primary, at the domain name www.startengine.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this Offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the Company will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Credit Card Services Agreement.

Bonus Shares and Perks; Discounted Price for Certain Investors

Certain investors in this Offering are eligible to receive additional shares of Common Stock (effectively a discount) for their shares purchased (“Bonus Shares”). Bonus Shares will be given to certain investors based on their status as members in the StartEngine OWNers Bonus Program or as an existing investor in the Company. Bonus shares and perks will also be given to investors based on the amount they invest in the Company.

•	Current investors in our Company will receive 10% Bonus Shares in addition to any other bonus shares for which they qualify.

•	Members of the StartEngine OWNer’s bonus program will receive 10% Bonus Shares.

Investors are eligible to receive both Bonus Shares and perks based on the amount of their investment based on the following tiers:

•	Invest between $1,000 -- $ 2,499 and receive 5% Bonus Shares plus a discount equal to the price of your investment on your initial order.*

•	Invest between $2,500 -- $9,999 and receive 10% Bonus Shares plus a discount equal to the price of your investment on your initial order.*

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•	Invest between $10,000 -- $19,999 and receive 15% Bonus Shares plus a discount equal to $4,000 on your initial order.*

•	Invest $20,000 or more and receive 20% Bonus Shares, and a discount equal to $5,000 on your initial order.**

* Discount capped at $4,000 per engine on your initial order.

** Discount capped at $5,000 per engine on your initial order.

Fractional shares will not be distributed and Bonus Shares will be determined by rounding down to the nearest whole share. For example, an investor who previously purchased the Company’s Common Stock would pay an effective price of approximately $1.656, effectively a discount 20% off of $2.07 (the Offering price of $2.00 plus the StartEngine primary fee of $0.07). If such investor, invested $1,000 they would receive 483 shares of Common Stock plus an additional 96 shares of Common Stock, or $1,200 worth of shares of Common Stock. The per share StartEngine processing fee of $0.07 is assessed on the full share price of $2.00, and not the effective post-bonus price. The Company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the proceeds that the Company receives. The Company has made 500,000 Bonus Shares available in this Offering.

Perks are non-transferable and an investor must maintain the requisite number of shares at the time the perk is applied.

The Company reserves the right to discontinue any perk if required for business or regulatory purposes

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the Online Platform. The Company estimates that processing fees for credit card subscriptions will be approximately 3% of total funds invested per transaction, although credit card processing fees may fluctuate. The Company intends to pay these fees and will reimburse StartEngine Crowdfunding for transaction fees and return fees that it incurs for returns and chargebacks. The Company estimates that approximately 75% of the transactions in this Offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total Offering expenses set forth in “Use of Proceeds to Issuer.” Upon closing, funds tendered by investors will be made available to the Company for its use.

There is a minimum individual investment in this Offering is $500.

In order to invest you will be required to subscribe to the Offering via the Online Platform and agree to the terms of the Offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount, including the StartEngine processing fee, that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The Company has entered into an Escrow Services Agreement with Prime Trust LLC (the “Escrow Agent”) and StartEngine Primary. Investor funds will be held by the Escrow Agent pending closing or termination of the Offering. All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this Offering. The Company may terminate the Offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

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Once an investor submits a subscription agreement on the StartEngine portal and the Escrow Agent receives the investor's funds into the escrow account, the Escrow Agent will perform AML and KYC checks to verify the identity and status of the investor. If there are errors or incomplete information that needs to be resolved to complete the subscription, the StartEngine portal will generate emails instructing the investor on what to do to complete the process. Once the checks performed by the Escrow Agent are completed, the investor receives an email regarding the progress of the investment and the funds are available to be disbursed to the Company at a closing. The Company has access to a dashboard on the StartEngine platform that will indicate the amount of funds received from investors that have completed the subscription process. When the Company seeks to hold a closing and receive a distribution of funds, it will submit a request for a disbursement of funds through the StartEngine issuer dashboard. StartEngine will review the disbursement request to verify there are funds disbursable and that the banking information provided by the Company is accurate. If approved, StartEngine will accept the disbursement request and will notify the Escrow Agent to disburse funds from the escrow account to the Company's provided bank account. After notice has been provided to the Escrow Agent, funds will be processed and will be available in the Company's account within 24-48 business hours. As soon as the funds move from the escrow account to the Company’s bank account, the investors who were a part of the closing will receive a final confirmation email from StartEngine regarding the status of their investment, together with a fully executed subscription agreement.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this Offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this Offering. All inquiries regarding this Offering or escrow should be made directly to the Company.

In the event that the Company terminates the Offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

Pursuant to our agreement with StartEngine Primary, the Company agrees that 6% of the total funds received into escrow will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The hold will remain in effect for 180 days following the close of the Offering. 60 days after the close of the Offering, 4% of the deposit hold will be released to the Company. The remaining 2% will be held for the final 120 days of the deposit hold. After such further 120 days, the remaining 2% will be released to the Company. Based on the assumed maximum amount that we might owe StartEngine Primary, we estimate the deposit hold could be for up to $300,000.00.

StartEngine Secure LLC, an affiliate of StartEngine Primary, will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Provisions of Note in Our Subscription Agreement

Proxy

The subscription agreement grants an irrevocable proxy, coupled with an interest, to the Company’s CEO to (i) vote all securities held of record by the investor (including any shares of the Company’s capital stock that the investor may acquire in the future), (ii) give and receive notices and communications, (iii) execute any written consent, instrument or document that the CEO determines is necessary or appropriate at the CEO’s complete discretion, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy will survive the death, incompetency and disability of an individual investor and, if an investor is an entity, will survive the merger or reorganization of the investor or any other entity holding the shares of Common Stock. The proxy will also be binding upon the heirs, estate, executors, personal representatives, successors and assigns of an investor (including any transferee of the investor). Any transferee of the investors becomes party to the subscription agreement and must agree to be bound by the terms of the proxy. The proxy will terminate upon the earlier of the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock, the effectiveness of a registration statement under the Exchange Act covering the Common Stock, or eight years after the execution of the subscription agreement in connection with this offering.

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Forum Selection Provision

The subscription agreement that investors will execute in connection with the Offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Florida law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a Company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the Offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Selling Security Holders

No securities are being sold for the account of security holders; all net proceeds of this Offering will go to the Company.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semiannual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

30

ALFADAN, INC.

FINANCIAL STATEMENTS
AND INDEPENDENT AUDITOR’S REPORT

YEARS ENDED DECEMBER 31, 2020 AND 2019

F-1

F-2

To the Board of Directors of

Alfadan, Inc.

Miramar, Florida

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statements of Alfadan, Inc.(the “Company”) which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has retained deficit of $865,633 as of December 31, 2020, incurred a net loss of $872,836 for the year ended December 31, 2020, has working capital of $193,671 as of December 31, 2020, and has not yet generated operating revenues. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-3

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

March 3, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-4

Alfadan, Inc.

Balance Sheets

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash	$88,455	$611
Subscriptions receivable	108,349	-
Total current assets	196,804	611

Other Assets
Website development costs (net)	11,218	-
Patents (net)	18,998	9,941
Total other assets	30,216	9,941

Total assets	$227,020	$10,552

Liabilities and stockholders' equity
Current liabilities
Accrued income tax liabilities	$3,133	$3,133
Accrued payroll tax liabilities	-	116

Commitments and contingencies	-	-
Total liabilities	3,133	3,249

Stockholders' equity
Common stock, $0.001 par value; 500,000,000 shares authorized as of December 31, 2020 and 1,000 shares authorized as of December 31, 2019; 16,298,206 and 0 shares issued and outstanding at December 31, 2020 and 2019, respectively	16,298	-
Additional paid-in capital	1,073,222	100
Accumulated earnings (deficit)	(865,633)	7,203
Total stockholders' equity	223,887	7,303
Total liabilities and stockholders' equity	$227,020	$10,552

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-5

Alfadan, Inc.

Statements of Operations

	For the years ended
	December 31,	December 31,
	2020	2019
Expenses
Salaries & Wages	$293,543	$39,424
General and administrative	157,945	15,590
Research and development	423,348	4,237
Total expenses	874,836	59,251

Other Income and (Expenses)
Other Income	2,000	25,000
Income tax benefit (expense)	-	8,905
Total Other Income and (Expenses)	2,000	33,905

Net loss	$(872,836)	$(25,346)

Weighted average number of common shares outstanding
Basic and diluted	11,074,746	-

Basic and diluted net loss per share	$(0.08)	$0.00

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-6

Alfadan, Inc.
Statements of Cash Flows

	For the years ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net Income	$(872,836)	$(25,346)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Stock compensation	100,000	-
Stock issued for patent purchase	29,881	-
Amortization	2,245	394
Changes in operating assets and liabilities
Other current assets	-	6,000
Payroll liability	(115)	(3,337)
Income tax liability	-	(8,906)
Net cash used in operating activities	(740,825)	(31,195)

Cash flows from investing activities
Patents costs	(10,220)	(10,335)
Website costs	(12,300)	-
Net cash used in investing activities	(22,520)	(10,335)

Cash flows from financing activities
Proceeds from issuance of common stock	961,581	-
Payment of capital raise costs	(110,392)	-
Net cash provided by financing activities	851,189	$-

Net cash increase/(decrease) for period	87,844	(41,530)

Cash at beginning of period	611	42,141
Cash at end of period	$88,455	$611

Supplemental disclosure
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activity:
Shares issued for intellectual property purchase	$29,851	$-
Shares issued for compensation	$100,000	$-

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-7

Alfadan, Inc.
Statements of Stockholders' Equity
For the years ended December 31, 2020 and December 31, 2019

			Additional	Accumulated
	Common Stock		Paid-in	Earnings	Stockholders'
	Shares	Amount	Capital	(Deficit)	Equity
Balances, December 31, 2018	-	$-	$100	$32,549	$32,649

Net loss	-	-		(25,346)	(25,346)
Balances, December 31, 2019	-	$-	$100	$7,203	$7,303

Shares issued for patent assets	29,851	30	29,851	-	29,881
Gross cash issuances of stock	1,145,446	1,145	1,068,786	-	1,069,931
Broker compensation	22,909	23	22,886	-	22,909
Offering costs	-	-	(133,301)	-	(133,301)
Shares issued to founders	15,000,000	15,000	(15,000)	-	-
Shares issued for compensation	100,000	100	99,900	-	100,000

Net loss	-	-	-	(872,836)	(872,836)
Balances, December 31, 2020	16,298,206	$16,298	$1,073,222	$(865,633)	$223,887

See Independent Auditor's Report and accompanying notes, which are an integral part of these financial statements.

F-8

Alfadan, Inc

Notes to the Financial Statements

December 31, 2020 and 2019

Note 1 – Summary of Business Operations and Significant Accounting Policies

Nature of Operations and Business Organization

Alfadan, Inc. (“Alfadan”, “we”, “our”, “us”, or “Company”) is a corporation formed under the laws of the state of Florida on October 13, 2017. The Company has designed a revolutionary 4 piston high performance outboard engine that provides greater horsepower with less weight and displacement.

The Company will serve three major constituents: (1) boat manufacturers, (2) brokers, and (3) resellers.

Basis of Presentation

The accompanying financial statements include the accounts of Alfadan, Inc. and have been prepared in accordance with accounting principles generally accepted in the United States.

Business Segment

The Company does not have an operating segment. The Company is conducting research and development of its revolutionary 4 piston high performance marine outboard engine. Once the Company is operational, it operating segment will be outboard engines and accessories.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include certain revenues, the allowance for doubtful accounts, the fair value of investments, the carrying amounts of intangible assets, depreciation and amortization, the valuation of stock options and deferred income taxes.

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties associated with development of new technology including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing and limited operating history. The Company currently is developing products for commercialization, but there can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a product requires significant capital, and based on the current operating plan, the Company expects to continue to incur operating losses as well as cash outflows from operations in the near term.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at December 31, 2020 and 2019.

Website Development Costs

The Company accounts for website development costs in accordance with Accounting Standards Codification (ASC) 350-50 “Website Development Costs”. Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day-to-day operation of the website are expensed as incurred. All costs associated with the websites are subject to straight-line amortization over a three-year period. As of December 31, 2020 and 2019, website development costs were $11,218 and $0, respectively.

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by ASC 985-20-25 “Accounting for the Costs of Software to be Sold, Leased, or Otherwise Marketed,” requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product. No software development costs, or related costs were incurred at December 31, 2020 and 2019.

F-9

Property Plant & Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the estimated useful lives

Patents Costs

Intangible assets, including patents, are capitalized when a future benefit is determined.  Intangible assets are amortized over the anticipated useful live of the intangible asset.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results;

2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3. Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives. The Company incurred amortization expense related to its intangible assets of $2,245 and $394 during the years ended December 31, 2020 and 2019, respectively.

Reclassification

Certain prior period amounts have been reclassified to conform with the current period presentation. The reclassification has no impact on the total assets, total liabilities, stockholders’ equity and net loss for the period.

Revenue Recognition – Other Income

For the period ending December 31, 2020, the Company received SBA Economic Injury Disaster Loan (EIDL) Emergency Advance. The EIDL Emergency Advance loan does not have to be repaid and the amount received during the period ending December 31, 2020 was $2,000 and is included in Other Income and Expenses.

For the period ending December 31, 2019, the Company received grants from the US Government through the National Science Foundation (“Grant”). The grants received for the period ending December 31, 2019, was $25,000, and is included in Other Income and Expense.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2020 and 2019 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

F-10

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

We will generate our revenues from sales directly to customers as well as through other distribution channels of boat manufacturers, brokers and resellers throughout the world. We will also generate revenue from sales of spare parts and replacements parts.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 -10 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2020, the Company’s income tax returns for tax years ending December 31, 2020, 2019 and 2018 remain potentially subject to audit by the taxing authorities.

Alfadan, Inc. follows the guidance of ASC 740, “Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. A current tax benefit has been made in the accompanying statements of operations in the amount of $8,905 for the year ended December 31, 2019. No current tax provision has been made in the accompanying statement of income (loss) because no taxes are due currently or were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

F-11

Our effective tax rate was 26% for the years ended December 31, 2020 and 2019.

Research and Development Expense

Research and development consist of direct labor and materials, engineering, computer aided designs (CAD), lab supplies, etc. related to the grant from the National Science Foundation and the research and development of outboard engines. Research and Development Expenses are $423,348 and $4,237 for the years ended December 31, 2020 and 2019, respectively.

Marketing Expense

Marketing expense in the amounts of $121,195 and $1,676 are included in General and administrative expenses for the years ended December 31, 2020 and 2019, respectively. Marketing expense consists primarily of expenses related to social media advertising, participation in industry conferences and public relations expenses. Expenses related to participation in industry conferences and public relations expenses were reduced to $0 during the year ended December 31, 2020 due to cancellation of events and limited travel because of the COVID-19 pandemic restrictions.

Fair Value of Financial Instruments

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, receivables, accounts payable, accrued liabilities and other current liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. The carrying amounts approximate fair value. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Practical Expedients and Exemptions

The Company does not disclose the value of unsatisfied performance obligations since its contracts generally have an original expected term of one year or less and the Company recognizes revenues at the amount to which it has the right to invoice for services performed.

The Company applies a practical expedient, as permitted within ASC 340, to expense as incurred the incremental costs to obtain a contract when the amortization period of the asset that would have otherwise been recognized is one year or less.

Leases

The Company utilizes operating leases for its offices. The Company determines if an arrangement is a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s contractual obligation to make lease payments under the lease. Operating leases are included in operating lease right-to-use assets, non-current, and operating lease liabilities current and non-current captions in the balance sheets.

F-12

Operating lease right-to-use assets and liabilities are recognized on the commencement date based on the present value of lease payments over the lease term. Lease agreements may contain periods of free rent or reduced rent, predetermined fixed increases in the minimum rent and renewal or termination options, all impacting the determination of the lease term and lease payments to be used in calculating the lease liability. Lease cost is recognized on a straight-line basis over the lease term. The Company uses the implicit rate in the lease when determinable. As most of the Company’s leases do not have a determinable implicit rate, the Company uses a derived incremental borrowing rate based on borrowing options under its credit agreement. The Company applies a spread over treasury rates for the indicated term of the lease based on the information available on the commencement date of the lease.

As of December 31, 2020, and 2019, the Company incurred office lease expenses of $0 and $6,625, respectively. The Company’s previous office was closed, and rent expense associated with the Miramar, Florida office location has ceased. It is anticipated that during 2021, the Company will enter into office and equipment leasing arrangements and apply the aforementioned guidance.

Net Earnings or Loss per Share

Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. As no potentially dilutive items exist as of December 31, 2020 and 2019 and the Company is in a net loss position for both years then ended, diluted net loss per share is the same as basic net loss per share for each year.

Recent Accounting Policies Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-9, “Revenue from Contracts with Customers.” The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Under the new guidance, an entity is required to perform the following five steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

In August 2015, the FASB issued ASU 2015-14 which deferred the effective date of ASU 2014-9 by one year. As a result, the amendments in ASU 2014-9 are effective for public companies for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Additional ASUs have been issued that are part of the overall new revenue guidance, including: ASU No. 2016-8, “Principal versus Agent Considerations (Reporting Revenue Gross versus Net),” ASU No. 2016-10, “Identifying Performance Obligations and Licensing,” and ASU 2016-12, “Narrow Scope Improvements and Practical Expedients.”

The new revenue recognition standard prescribes a five-step model that focuses on transfer of control and entitlement to payment when determining the amount of revenue to be recognized. The new model requires companies to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time for each of these obligations. We adopted the requirements of the new standard effective January 1, 2018 and will use the modified retrospective adoption approach.

The impact to our results is not material because the analysis of our contracts under the new revenue recognition standard supports the recognition of revenue at a point in time since the grant awards intervals have to be approved and qualified by the National Science Foundation, receipt of the grant is no assured until received. In the future, as the Company generates revenues from the sales of outboard engines, revenues will still be recognized at a point in time because at the point of sale, control over the asset passes to our customer and there are no more outstanding performance obligations to be satisfied for our outboard engines that are distributed to our customers, which is consistent with our current revenue recognition model. In addition, the number of performance obligations under the new standard is not materially different from our contract segments under the existing standard. Lastly, the accounting for the estimate of variable consideration is not materially different compared to our current practice.

F-13

Hedge Accounting. In August 2017, the FASB amended the existing accounting guidance for hedge accounting. The amendments require expanded hedge accounting for both non-financial and financial risk components and refine the measurement of hedge results to better reflect an entity’s hedging strategies. The new guidance also amends the presentation and disclosure requirements and changes how entities assess hedge effectiveness. The new guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2018 with early adoption permitted. The new guidance must be adopted as of January 1, 2019 using a modified retrospective transition with a cumulative effect adjustment recorded to opening retained earnings as of the initial adoption date.

There is no impact to our results as we do not have hedging instruments. We do not have existing hedging relationships, nor do we have hedging instruments that have not expired, been sold, terminated or exercised. We have not removed the designation of a hedging relationship.

Leases. In February 2016, the FASB issued new guidance related to accounting and reporting guidelines for leasing arrangements. The new guidance requires entities that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted and should be applied using a modified retrospective approach. We adopted this guidance as of January 1, 2019 The Company elected available practical expedients permitted under the guidance, which among other items, allow the Company to (i) carry forward its historical lease classification, (ii) not reassess leases for the definition of “lease” under the new standard, (iii) utilize a discount rate as of the effective date and (iv) not record leases that expired or were terminated prior to the effective date. Accordingly, the Company recorded no operating lease Right-to-Use asset and no operating lease liability at the adoption date.

Measurement of Credit Losses on Financial Instruments. In June 2016, the FASB issued new guidance on the measurement of credit losses for financial assets measured at amortized cost, which includes accounts receivable, and available-for-sale debt securities. The new guidance replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. This update is effective for annual periods beginning after December 15, 2019, including interim periods within those annual periods. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those annual periods. The new guidance must be adopted as of January 1, 2019 using a modified retrospective transition with a cumulative effect adjustment of $0 recorded to opening retained earnings as of the initial adoption date.

Note 2 - Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As of December 31, 2020, the Company had retained deficit of $865,633, incurred a net loss of $872,836 for the year ended December 31, 2020, has working capital of $193,671 as of December 31, 2020, and has not yet generated operating revenues.  These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

We have very limited financial resources.  We estimate a monthly cash requirement of approximately $1.3 million, exclusive of capital expenditures, for R&D and manufacture of inventory for the first 13 months of operations. We will need to raise substantial additional capital to support the operation and ensure market penetration of our outboard engines including the development of national advertising relationships, increases in operating costs resulting from additional staff and office space until such time as we generate revenues sufficient to support operations. We believe that in the aggregate, we will require several millions of dollars to (i) support and expand the marketing and development of our outboard engines, (ii) provide capital expenditures for additional equipment and development costs, (iii) office space and systems for managing the business and (iv) cover other operating costs until our planned revenue streams from sales of outboard engines are fully implemented and begin to offset our operating costs. Our failure to obtain additional capital to finance our working capital needs on acceptable terms, will negatively impact our business, financial condition and liquidity. As of December 31, 2020, the Company had $3,133 of liabilities.

F-14

Management’s plans with regard to this going concern are as follows: the Company will continue to raise funds with third parties by way of a public or private offerings, and management will be working aggressively to increase the viewership of our outboard engines by promoting them across other mediums which we anticipate will result additional funding of the Company. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and raise the funds necessary to complete research and development and, ultimately, a prototype. Management believes that the actions presently being taken to further implement its business plan and generate additional funds and revenues provide the opportunity for the Company to continue as a going concern. No assurance can be given that the Company will be successful in these efforts.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 – Other Assets

Patents

Patents are amortized over a fifteen-year period.  During the year ended December 31, 2019, the Company incurred $10,335 in patent costs and on April 21, 2020, Mr. Alberto Araujo, the Company’s CEO and Chairman, assigned the patents to the outboard engines to the Company in exchange for 29,851 shares of the Company’s common stock.  The shares were valued at $29,881 of which $10,220 was capitalized as patent costs and the balance of $19,661 was expensed as officer’s compensation for patent development costs which were determined to not be capitalizable and included in Salaries and wages.

Patents are composed of the following:

	Patent Costs	Amortization	Balance
2019	$10,335	$394	$9,941
Balance December 31, 2019	10,335	394	9,941
2020	10,220	1,163	9,057
Balance December 31, 2020	$20,555	$1,557	$18,998

During the year ended December 31, 2020, the Company acquired patents of $10,220 from the Company’s CEO.

Website development costs

Website development costs are amortized over a three-year period.  During the years ended December 31, 2020 and 2019, the Company incurred $12,300 and $0, respectively, in website development costs.

Website development costs are composed of the following:

	Website Development Costs	Amortization	Balance
December 31, 2019	$-	$-	$-
Balance December 31, 2019	-	-	-
December 31, 2020	12,300	1,082	11,218
Balance December 31, 2020	$12,300	$1,082	$11,218

This capitalization of these costs fall within the scope of ASC 350-50-25-15 wherein costs of upgrades and enhancements should be capitalized as they will result in added functionality of the website.

Website development costs are amortized on a straight-line basis over their expected useful lives, estimated to be 3 years.

Amortization expense related to patents and website development costs were $2,245 and $394 for the years ended December 31, 2020 and 2019, respectively.

F-15

Subscription receivable

The Company records stock issuances at the effective date. If the subscription is not funded upon issuance, the Company records a subscription receivable as an asset on a balance sheet. When subscription receivable is not received prior to the issuance of financial statements at a reporting date in satisfaction of the requirements under FASB ASC 505-10-45-2, the subscription receivable is reclassified as a contra account to stockholders’ equity on the balance sheet.

As of December 31, 2020, StartEngine Crowdfunding, Inc. (“StartEngine”), equity crowdfunding platform, assisted the Company in raising $1.07 million through Regulation Crowdfunding (Reg CF).  The Reg CF equity raise was closed as of November 5, 2020 and StartEngine owed the Company $108,349 in funds through their platform for shareholders subscriptions that were being processed.  The subscription receivable is expected to be fully disbursed to the Company within six months of the closing of the raise or by May 5, 2021.

Note 4 – Income Taxes

Alfadan follows the guidance of ASC 740, “Income Taxes”. Deferred income taxes reflect the net effect of (a) temporary differences between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry- forwards. Deferred tax asset attributable to the net operating loss carry-forward has been recognized.

The provision for income taxes consists of the following components for the years ended December 31, 2020 and December 31, 2019:

	December 31,	December 31,
	2020	2019
Current	$0	$(8,905)

The effective tax rates for the years ended December 31, 2020 and December 31, 2019 were computed by applying the federal and state statutory corporate tax rates as follows:

	December 31,	December 31,
	2020	2019
Statutory Federal income tax rate	(21.0)%	(21.0)%
State taxes, net of Federal	(5.0)%	(5.0)%
Permanent difference	(0.3)%	-%
Valuation allowance	26.3
	-%	(26.0)%

The net operating loss (“NOL”) carry-forward balance as of December 31, 2020 and 2019 was $742,000 and $0, respectively. The Company has a deferred tax asset of approximately $193,000 as of December 31, 2020 resulting from its net operating loss carryforwards.  Management has reviewed the provisions of ASC 740 regarding assessment of their valuation allowance on deferred tax assets and based on that criteria determined that a full valuation allowance is required and, therefore, its net deferred tax assets are $0 as of December 31, 2020.

F-16

Note 5 – Stockholders’ Equity

Common Stock

As of December 31, 2020, the Company has authorized 500,000,000 shares of $0.001 par value common stock and as of December 31, 2019, the Company has authorized 1,000 shares of $0.001 par value common stock. 16,298,206 and 0 shares issued and outstanding at December 31, 2020 and 2019, respectively.

On April 21, 2020, the Company adopted the amended articles of incorporation increasing the authorized stock in the corporation from 1,000 shares of $0.001 par value common stock to 500,000,000 shares of $0.001 par value common stock.

On April 21, 2020 29,851 shares of the Company’s common stock were issued to Alberto Araujo, Chief Executive Officer and Chairman, for the assignment of the patents to Alfadan.  Patents are amortized, over a fifteen-year period.  The shares were valued at $29,881 based on the stock price in the Company’s active Regulation Crowdfunding offering at the time of the issuance, of which $10,220 was capitalized as patent costs and the balance of $19,661 was expensed as officer’s compensation for patent development costs which were determined to not be capitalizable and included in Salaries and wages.

On April 21, 2020, 10 million shares of common stock of the Company were issued to Alberto Francisco Araujo, the Company’s Chairman and Chief Executive Officer, as founders’ shares for the incorporation of the Company.

On April 21, 2020, 5 million shares of common stock of the Company were issued to Omar Jimenez, the Company’s Chief Financial Officer, Chief Operating Officer and President, as founders’ shares for the incorporation of the Company.

On July 31, 2020, 100,000 shares of common stock of the Company were issued to Omar Jimenez, the Company’s Chief Financial Officer, Chief Operating Officer and President as compensation. The shares were valued at $100,000 based on the stock price in the Company’s active Regulation Crowdfunding offering at the time of the issuance of and expensed as officer’s compensation included in Salaries and wages.

From May 5, 2020 through November 5, 2020, the Company raised $959,539 (gross $1,069,931 less costs of $110,392) and issued 1,168,355 shares of common stock through the StartEngine Capital, LLC platform under Regulation Crowdfunding (Reg CF) composed of 1,145,446 shares of common stock to Reg CF investors and 22,909 shares of common stock to brokers as compensation.  The funds raised will be used by the Company for working capital and research and development in progress.

Note 6 – Commitments and Contingencies

Lease

Our executive, administrative and operating offices are primarily located in Miramar, Florida at 3350 SW 139 Ave., Miramar, Florida 33027. The rent for the years ended December 31, 2020 and 2019 was $0 and $6,625, respectively.  The Company’s previous office was closed, and no rent expense is associated with the Miramar, Florida office location.

Severance

The Company is committed to pay three to six months’ severance in the case of termination or death to certain key officers.

Legal Matters

The Company is not involved in litigation, other legal claims or proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters.

Payroll Taxes

The Company may have potential payroll tax liabilities due to payments for compensation where wages were not reported and taxed.

F-17

Note 7 – Related Party Transactions

The Company paid $80,238 and $17,600 of consulting fees to a company controlled by its CEO for services rendered to the Company for the years ended December 31, 2020 and 2019, respectively.  The Company paid $65,000 and $0 of consulting fees to a company controlled by its CFO / COO for services rendered to the Company for the years ended December 31, 2020 and 2019, respectively.  These costs are included in operating expenses in the statements of operations.

The Company also paid various expenses of its CEO totaling $28,244 and $21,140 during the years ended December 31, 2020 and 2019, respectively, which the Company approved as the CEO’s compensation for services rendered for those years.  These costs are included in operating expenses in the statements of operations.

On April 21, 2020 29,851 shares of the Company’s common stock were issued to Alberto Araujo, Chief Executive Officer and Chairman, for the assignment of the patents to Alfadan representing $10,220 of Patent asset and $19,661 as CEO’s compensation.

On July 31, 2020, 100,000 shares of common stock of the Company were issued to Omar Jimenez, the Company’s CFO / COO as compensation in the amount of $100,000.  These costs are included in operating expenses in the statements of operations.

During the year ended December 31, 2020, the Company paid website design and development costs totaling $12,300 to Twyne Designs LLC which is owned by a relative of the CEO of the Company.  These costs are included in website development costs in the balance sheets.

Note 8 – Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date and has identified the following activities:

F-18

Subscriptions Receivable

On January 16, 2021, StartEngine Crowdfunding, Inc. (“StartEngine”), disbursed $43,686 of shareholders subscriptions to the Company.  As of December 31, 2020 StartEngine, owed the Company $108,349 in funds through their platform for shareholders subscriptions (subscriptions receivable) that were being processed and the payment of $43,686 reduces the balance to $64,663 as of March 3, 2021.  The balance is expected to be fully disbursed to the Company within six months of the closing of the raise, or by May 5, 2021.

Management’s Evaluation

Management has evaluated subsequent events through March 3, 2021, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-19

PART III

INDEX TO EXHIBITS

1	Posting agreement with StartEngine Primary LLC

2.1	Amended and Restated Articles of Incorporation

2.2	Bylaws

4	Form of subscription agreement

6.1	Master Services Agreement (April 27, 2020)

6.2	Statement of Work (April 27, 2020)

8.1	Prime Trust, LLC Escrow Agreement

11	Auditor Consent

12	Validity opinion of CrowdCheckLaw LLP *

*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, Florida, on March 26, 2021.

Alfadan, Inc.

By	/s/ Alberto Francisco Araujo
Alberto Francisco Araujo, Chief Executive Officer
Alfadan, Inc.
Date: March 26, 2021

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Alberto Francisco Araujo
Alberto Francisco Araujo, CEO and Chairman of the Board
Date: March 26, 2021

By	/s/ Omar Jimenez
Omar Jimenez, CFO, COO, and President
Date: March 26, 2021

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